Exhibit 10.1

Execution Version

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter called this “Amendment”) is dated as of June 17, 2020, by and among RING ENERGY INC., a Nevada corporation (the “Borrower”), each of the Lenders which is signatory hereto, and TRUIST BANK, successor by merger to SunTrust Bank, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”) and as Issuing Bank under the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of April 9, 2019, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of November 27, 2019 (as amended by this Amendment and as further amended, modified or restated from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Borrower upon the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below; and

WHEREAS, subject to the terms and conditions hereof, the Lenders are willing to agree to the amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1.        Definitions. Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. The interpretive provisions set forth in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall apply to this Amendment.

SECTION 2.        Amendments to Credit Agreement. Effective on the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                Section 1.1 of the Credit Agreement is amended by inserting the following definitions in proper alphabetical order:

“Borrowing Base Deficiency Early Cure Amount” means (a) with respect to cash consideration received by the Borrower concurrently with the consummation of the sale of the Delaware Basin Oil and Gas Properties, an amount equal (i) the amount of the cash consideration received by the Borrower in respect of the sale of the Delaware Basin Oil and Gas Properties minus (ii) $20,000,000 multiplied by (iii) fifty percent (50%); provided, that if such amount is less than $0 then such amount shall be deemed to be $0 and (b) with respect to post-closing cash consideration payments received by the Borrower in respect of the sale of the Delaware Basin Oil and Gas Properties and repayments of seller financing permitted by Section 7.6(i) received by the Borrower in respect of the sale of the Delaware Basin Oil and Gas Properties, an amount equal to fifty percent (50%) of any such payment or repayment, as applicable.

“Cash Equivalents” shall mean clauses (i) through (v) of the defined term “Permitted Investments”.

“Consolidated Cash Balance” shall mean, at any time, (a) the aggregate amount of cash and Cash Equivalents of the Loan Parties (determined in accordance with GAAP), minus (b) the amount of cash for which the Loan Parties have issued checks or initiated wires or ACH transfers in order to utilize such cash (or will, within five (5) Business Days issue checks or initiate wires or ACH transfers in order to utilize such cash) on account of transactions not prohibited by this Agreement; provided that Consolidated Cash Balance shall exclude: (i) any cash and Cash Equivalents set aside for payroll or employee benefits, the payment of withholding or other taxes of the Borrower or any Subsidiary, or the payment of royalty and working interest payments, in each case, accrued and owing to third parties in the ordinary course of business, (ii) any cash and Cash Equivalents of the Borrower or any Subsidiary constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (iii) any cash and Cash Equivalents of the Borrower or any Subsidiary constituting purchase price holdback amounts held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the disbursement of such holdback amounts and (iv) any cash and Cash Equivalents received by the Borrower from (x) equity contributions made to it or (y) issuances of Capital Stock of the Borrower, so long as such cash and/or Cash Equivalents are deposited into a segregated Controlled Account.

“Consolidated Cash Balance Limit” shall mean $20,000,000.

“Delaware Basin Oil and Gas Properties” means the “Assets”, as defined in the Delaware Basin Oil and Gas Properties PSA.

“Delaware Basin Oil and Gas Properties PSA” means that certain Purchase and Sale Agreement, dated April 9, 2020, between the Borrower, as Seller, and EPUS Permian Assets, LLC, as Buyer, as amended by that certain Letter Amendment to that certain Purchase and Sale Agreement dated April 9, 2020, dated May 15, 2020 (the “First Amendment to Delaware Basin Oil and Gas Properties PSA”) and that certain Second Letter Amendment to that certain Purchase and Sale Agreement dated April 9, 2020, dated June 4, 2020 (the “Second Amendment to Delaware Basin Oil and Gas Properties PSA”), as further amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent.

“Excess Cash” shall have the meaning set forth in Section 2.11(d).

“Excess Cash Payment” shall mean any payment contemplated by Section 2.11(d).

The last sentence of the definition of “Adjusted LIBO Rate” in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows: “For purposes of this Agreement, the Adjusted LIBO Rate will not be less than one percent (1.00%).”

(b)                Section 2.11 of the Credit Agreement is amended by inserting the following as a new clause (d):

“(d) If the Consolidated Cash Balance exceeds the Consolidated Cash Balance Limit for five (5) consecutive Business Days (the amount of such excess on such fifth (5th) Business Day being “Excess Cash”), then the Borrower shall, on such fifth (5th) Business Day, prepay the Loans (other than any Letters of Credit) in an amount not less than the Excess Cash. Any prepayments made by the Borrower pursuant to this subsection (d) shall be without premium, minimum payment amount or penalty and shall be applied to the principal balance of any Borrowing specified by the Borrower.”

(c)                Section 3.2 of the Credit Agreement is amended by (i) deleting the “and” at the end of clause (d) and replacing it with a semicolon, (ii) deleting the period at the end of clause (e) and replacing it with “; and” and (iii) inserting the following as a new clause (f):

“(f) in the case of a Borrowing, after giving pro forma effect to the use of proceeds from such Borrowing, such Borrowing would not otherwise cause the Loan Parties to have any Excess Cash.”

(d)                The last paragraph of Section 3.2 of the Credit Agreement is amended by deleting “subsections (a), (b) and (c) of this Section” and replacing it with “subsections (a), (b), (c) and (f) of this Section”.

(e)                Section 5.14(a), Section 5.14(b) and Section 5.15 of the Credit Agreement are amended by replacing each reference to “eighty percent (80%)” with “ninety percent (90%)”.

(f)                 Article V of the Credit Agreement is amended by inserting the following as a new Section 5.21:

“Section 5.21 Delaware Basin Oil and Gas Properties PSA. From and after the sale of the Delaware Basin Oil and Gas Properties pursuant to the Delaware Basin Oil and Gas Properties PSA:

(a) The Borrower will (i) in the event that the Borrower is to receive the post-closing cash consideration provided for under clause (i) of the First Amendment to Delaware Basin Oil and Gas Properties PSA, promptly notify the Administrative Agent of any failure of the Buyer (as defined in the First Amendment to Delaware Basin Oil and Gas Properties PSA) to make any payment of post-closing cash consideration and (ii) in the event that the Borrower provides the seller financing provided for under clause (ii) of the First Amendment to Delaware Basin Oil and Gas Properties PSA, promptly notify the Administrative Agent of any default of any interest payment or principal due with respect to the Financed Amount (as defined in the First Amendment to Delaware Basin Oil and Gas Properties PSA).

(b) In the event the Buyer (as defined in the First Amendment to Delaware Basin Oil and Gas Properties PSA) fails to make any payment of post-closing cash consideration contemplated by the First Amendment to Delaware Basin Oil and Gas Properties PSA or defaults on any interest payment or principal payment due with respect to the Financed Amount (as defined in the First Amendment to Delaware Basin Oil and Gas Properties PSA), the Borrower will exercise any and all rights, powers and remedies of the Borrower with respect to such failure or default.

(c) The Borrower will execute and deliver to the Administrative Agent any documents, financing statements, agreements and instruments (including supplements to existing Collateral Documents) reasonably requested by the Administrative Agent, and take all such further actions requested by the Administrative Agent, to grant to the Administrative Agent a Lien in all of the Borrower’s rights, title and interest in and to the Borrower’s rights to payment of post-closing cash consideration under the Delaware Basin Oil and Gas Properties PSA and payments of interest and principal with respect to the Financed Amount (as defined in the First Amendment to Delaware Basin Oil and Gas Properties PSA).”

(g)                Section 6.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Section 6.1 Leverage Ratio. Beginning with the fiscal quarter ending June 30, 2019, the Borrower will not, (a) as of the last day of any fiscal quarter (other than the fiscal quarter ending September 30, 2020), permit its Leverage Ratio to be greater than 4.0 to 1.0 and (b) as of the last day of the fiscal quarter ending September 30, 2020, permit its Leverage Ratio to be greater than 4.75 to 1.0.”

(h)                Section 7.4 of the Credit Agreement is amended as follows:

(1)                Section 7.4(g) of the Credit Agreement is amended by deleting the “and” at the end thereof.

(2)                Section 7.4(h) of the Credit Agreement is amended by deleting the period at the end thereof and replacing it with “; and”.

(3)                Section 7.4 of the Credit Agreement is amended inserting the following as a new clause (i) at the end thereof:

“(i) the seller financing provided for under clause (ii) of the First Amendment to Delaware Basin Oil and Gas Properties PSA.”

(i)                 Section 7.6 of the Credit Agreement is amended as follows:

(1)                Section 7.6(c) of the Credit Agreement is amended by inserting “(other than the Delaware Basin Oil and Gas Properties)” after the words “or any interest therein”.

(2)                Section 7.6 of the Credit Agreement is amended by inserting the following as a new clause (d):

“(d) the sale of the Delaware Basin Oil and Gas Properties by the Borrower; provided that (i) no Default exists, (ii) 100% of the consideration received in respect of such sale shall be cash (provided that this clause (ii) shall not prohibit post-closing cash consideration (so long as the Borrower receives not less than $28,500,000 of cash consideration concurrently with the consummation of such sale) or seller financing permitted by Section 7.4(i) (so long as the Borrower receives not less than $23,500,000 of cash consideration concurrently with the consummation of such sale)), (iii) the consideration received in respect of such sale shall be equal to or greater than the fair market value of the Delaware Basin Oil and Gas Properties (as reasonably determined by the board of directors (or comparable governing body) of the Borrower and the Borrower shall deliver a certificate of the principal executive officer or the principal financial officer of the Borrower certifying to that effect), and (iv) concurrently with the consummation of such sale (A) the then-effective Borrowing Base shall be automatically reduced by $20,000,000, (B) Borrower shall prepay the Loans in a principal amount equal to $20,000,000 (which $20,000,000 prepayment shall be, for the avoidance of doubt, in addition to any other prepayment of the Loans required to occur on such date) and (C) if a Borrowing Base Deficiency exists on the date of the consummation of such sale or on any date after the consummation of such sale that the Borrower receives consideration for such sale (whether as a result of the Borrowing Base Deficiency that occurred in connection with the Scheduled Redetermination for May 1, 2020 or otherwise) the Borrower shall prepay the Loans in a principal amount equal to the lesser of (1) the Borrowing Base Deficiency Early Cure Amount and (2) the then existing Borrowing Base Deficiency, with such prepayment attributed to the remaining monthly installments for the Borrowing Base Deficiency cure in reverse chronological order of installment due date.”

(j)                 Article X of the Credit Agreement is amended by inserting the following as a new Section 10.19:

“Section 10.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

(k)                The introductory paragraph of the Credit Agreement, the definition of “Bank Product Provider” in Section 1.1 of the Credit Agreement, the definition of “Issuing Bank” in Section 1.1 of the Credit Agreement, Section 5.11(a) of the Credit Agreement, Section 9.1(a) of the Credit Agreement, Section 10.1(a)(i) of the Credit Agreement, Section 10.4(c) of the Credit Agreement, Schedule II to the Credit Agreement and each Exhibit to the Credit Agreement are amended by deleting each reference to “SunTrust Bank” and replacing it with “Truist Bank, successor by merger to SunTrust Bank”.

(l)                 The “Applicable Margin and Applicable Percentage” table in Schedule I of the Credit Agreement is amended and restated in its entirety as follows:

Pricing Level	Borrowing Base Utilization Percentage	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Unused Commitment Fee
I	< 25%	2.50% per annum	1.50% per annum	0.300% per annum
II	≥ 25% but < 50%	2.75% per annum	1.75% per annum	0.375% per annum
III	≥ 50% but < 75%	3.00% per annum	2.00% per annum	0.375% per annum
IV	≥ 75% but < 90%	3.25% per annum	2.25% per annum	0.375% per annum
V	≥ 90%	3.50% per annum	2.50% per annum	0.500% per annum

SECTION 3.        Borrowing Base Scheduled Redetermination; Additional Adjustment.

(a)                Effective on the Amendment Effective Date, the Borrowing Base is decreased to $375,000,000 until the next redetermination or adjustment thereof pursuant to the Credit Agreement. The Borrowing Base redetermination provided for by this Amendment is the Scheduled Redetermination for May 1, 2020. This Amendment shall serve as a New Borrowing Base Notice under the Credit Agreement. The Borrowing Base redetermination provided for by this Amendment results in a Borrowing Base Deficiency. The Borrower, the Administrative Agent and the Lenders party hereto agree that this Amendment shall serve as the Borrower’s written notice of its election to cure the Borrowing Base Deficiency pursuant to subclause (C) of Section 2.11(a)(i) of the Credit Agreement by prepaying the Loans in five (5) equal monthly installments each equal to one-fifth of such Borrowing Base Deficiency, the first of which shall be due on the thirtieth (30th) day following the Amendment Effective Date and the last of which shall be due on the one-hundred fiftieth (150th) day following the Amendment Effective Date.

(b)                The Borrower, the Administrative Agent and the Lenders party hereto agree that, in addition to the Borrowing Base redeterminations provided for otherwise in Section 2.4 of the Credit Agreement or any other provision of the Credit Agreement, effective immediately upon the sale of the Delaware Basin Oil and Gas Properties by the Borrower pursuant to Section 7.6(d) of the Credit Agreement (as amended by this Amendment), the then-effective Borrowing Base shall automatically reduce on the date of the occurrence of such sale by the amount of $20,000,000. The Borrower and the Lenders party hereto agree that this Amendment shall serve as the Administrative Agent’s written notice to the Borrower of such reduced Borrowing Base.

SECTION 4.        Conditions of Effectiveness.

(a)                This Amendment shall become effective as of the date (the “Amendment Effective Date”) that each of the following conditions precedent shall have been satisfied:

(1)                The Administrative Agent shall have received (which may be by electronic transmission), in form and substance satisfactory to the Administrative Agent, a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Bank, the Lenders and the Borrower (which may be by PDF transmission); and

(2)                Borrower shall have paid all fees and expenses due to the Lenders and the Administrative Agent (including, but not limited to, reasonable attorneys’ fees of counsel to the Administrative Agent).

(b)                Without limiting the generality of the provisions of Sections 3.1 and 3.2 of the Credit Agreement, for purposes of determining compliance with the conditions specified in Section 4(a), each Lender that has signed this Amendment (and its permitted successors and assigns) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

(c)                The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date.

SECTION 5.        Representations and Warranties. The Borrower represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:

(a)                It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)                The Credit Agreement, as amended by this Amendment, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which it is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)                This Amendment does not and will not conflict with any provisions of any of the articles or certificate of incorporation, bylaws, and other organizational and governing documents of the Borrower.

(d)                No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.

(e)                At the time of and immediately after giving effect to this Amendment, the representations and warranties of the Borrower contained in Article IV of the Credit Agreement or in any other Loan Document are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), except that any representation and warranty which by its terms is made as of a specified date shall be required to be so true and correct in all material respects only as of such specified date.

(f)                 At the time of and immediately after giving effect to this Amendment, no Default, Event of Default or Borrowing Base Deficiency (other than the Borrowing Base Deficiency identified in Section 3(a) of this Amendment) exists.

(g)                Since December 31, 2019, there has been no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

(h)                As of the Amendment Effective Date, notwithstanding any provision in any Collateral Document to the contrary, no Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” or “collateral” or similar definition in any Collateral Document and no Building or Manufactured (Mobile) Home is encumbered by any Collateral Document. As used in this paragraph, “Building” means any Building or Manufactured (Mobile) Home, in each case as defined in the applicable Flood Insurance Regulations); and “Flood Insurance Regulations” means (I) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (II) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (III) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (IV) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

SECTION 6.        Miscellaneous.

(a)                Reference to the Credit Agreement. Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)                Effect on the Credit Agreement; Ratification. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. By its acceptance hereof, the Borrower hereby ratifies and confirms each Loan Document to which it is a party in all respects, after giving effect to the amendments set forth herein.

(c)                Extent of Amendments. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. The Borrower hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral and the Liens on the Collateral securing the Obligations are unimpaired by this Amendment and remain in full force and effect.

(d)                Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms. This Amendment is a Loan Document.

(e)                Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and Lenders to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Obligations of the Borrower to Administrative Agent, Issuing Bank or any Lender.

(f)                 Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.

(g)                Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Texas.

(h)                Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 7.       NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, ADMINISTRATIVE AGENT, ISSUING BANK AND/OR LENDERS REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

SECTION 8.        No Waiver. The Borrower hereby agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment nor any past indulgence by the Administrative Agent, Issuing Bank or any Lender, nor any other action or inaction on behalf of the Administrative Agent, Issuing Bank or any Lender, (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Bank or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Bank or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

Signatures Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RING ENERGY INC.,
as Borrower

By:	/s/ William R. Broaddrick
William R. Broaddrick
Vice President and Chief Financial Officer

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Ring Energy, Inc.

TRUIST BANK, SUCCESSOR BY MERGER TO SUNTRUST BANK,
as Administrative Agent, as Issuing Bank and as a Lender

By:	/s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title: Director

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Ring Energy, Inc.

BBVA USA,
as a Lender

By:	/s/ Julia Barnhill
Name: Julia Barnhill
Title: Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Ring Energy, Inc.

IBERIABANK,
as a Lender

By:	/s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Market President-Energy Lending

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Ring Energy, Inc.

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:	/s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Authorized Signatory

By:	/s/ Jacob W. Lewis
Name: Jacob W. Lewis
Title: Authorized Signatory

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Ring Energy, Inc.

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK,
as a Lender

By:	/s/ G. Scott Collins
Name: G. Scott Collins
Title: Executive Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Ring Energy, Inc.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bruce E. Hernandez
Name: Bruce E. Hernandez
Title: Senior Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Ring Energy, Inc.

CADENCE BANK,
as a Lender

By:	/s/ Anthony Blanco
Name: Anthony Blanco
Title: Senior Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Ring Energy, Inc.

CROSSFIRST BANK,
as a Lender

By:	/s/ Chris Cardoni
Name: Chris Cardoni
Title: President, Energy Bank

Signature Page to Second Amendment to Amended and Restated Credit Agreement

Ring Energy, Inc.